                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-7




Section 7.3 Indenture                              Distribution Date: 7/15/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                       713,343.75
            Class B Note Interest Requirement                        73,007.81
            Class C Note Interest Requirement                       139,992.19
                      Total                                         926,343.75

       Amount of the distribution allocable to the interest on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                          1.13229
            Class B Note Interest Requirement                          1.39063
            Class C Note Interest Requirement                          2.07396

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                         630,000,000
            Class B Note Principal Balance                          52,500,000
            Class C Note Principal Balance                          67,500,000

(iv)   Amount on deposit in Owner Trust Spread Account            7,500,000.00

(v)    Required Owner Trust Spread Account Amount                 7,500,000.00



                                              By:
                                                -----------------------
                                              Name:  Patricia M. Garvey
                                              Title: Vice President